                                                                    Exhibit 23.1


        CONSENT OF INDEPENDENT ACCOUNTANTS -- PRICEWATERHOUSECOOPERS LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2003 relating to the financial statements and financial statement schedule, which appears in CTS Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 26, 2003 relating to the financial statements and supplementary schedule which appears in the Annual Report of the CTS Corporation Retirement Savings Plan on Form 11-K for the year ended December 31, 2002.



/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 27, 2003